Exhibit 32.1

CERTIFICATION UNDER SECTION 906
OF THE
SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report on Form 10-Q, (the “Report”), of Triton PCS Holdings, Inc. (the “Company”) for the period ended June 30, 2003, as filed with the Securities and Exchange Commission as of the date hereof, I, Michael E. Kalogris, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  the Report fully complies with the requirements of Section 13(a) or 15(d), as appropriate, of the Securities Exchange Act of 1934, as amended; and

     (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael E. Kalogris Name: Michael E. Kalogris Title: Chief Executive Officer Date: August 13, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Triton PCS Holdings, Inc. and will be retained by Triton PCS Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.